UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2016

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX	75013
(Address of principal executive offices)	(zip code)

(972) 881-2900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on June 29, 2016. Matters submitted to shareholders at the Annual Meeting and voting results were as follows:

Item 1 – Election of Directors. The Company’s stockholders elected the seven director nominees listed below for a one-year term expiring in 2017, based upon the following voting results:

Nominee	For	Withheld	Abstain	Broker Non-Votes
Mr. Benjamin Rosenzweig	12,996,819	317,651	896	1,997,772
Ms. Monica Luechtefeld	13,253,093	15,792	46,481	1,997,772
Mr. Michael Willoughby	13,247,641	15,912	51,813	1,997,772
Mr. Shinichi Nagakura	13,268,348	529	46,489	1,997,772
Mr. Peter J. Stein	13,268,346	531	46,489	1,997,772
Mr. James F. Reilly	13,265,226	3,659	46,481	1,997,772
Mr. David I. Beatson	13,265,216	3,661	46,489	1,997,772

Item 2 – Approval of Amendment to the Company’s 2005 Employee Stock and Incentive Plan. The Company’s stockholders approved an amendment to the Company’s 2005 Employee Stock and Incentive Plan to increase the number of shares of Common Stock issuable, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
12,761,219	552,674	1,473	1,997,772

Item 3 – Advisory Vote to Approve Executive Compensation. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
11,459,769	1,808,400	47,197	1,997,772

Item 4 – Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of BDO USA LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
15,293,238	18,103	1,797	0

Item 8.01. Other Events.

On June 29, 2016, the Company issued a press release announcing the results of the Company’s Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, issued June 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2016
PFSweb, Inc.

	By:	/s/ Thomas J. Madden
	Name:	Thomas J. Madden
	Title:	Executive Vice President and Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, issued June 29, 2016.

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